Exhibit 31.1

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Charles Arnold, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Stemtech Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 6, 2022	By:	/s/ Charles Arnold
Charles Arnold
Director, Chief Executive Officer STEMTECH CORPORATION